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                                REGIS CORPORATION

                              SERIES H SENIOR NOTE

No. H-1
ORIGINAL PRINCIPAL AMOUNT: $6,000,000
ORIGINAL ISSUE DATE: March 26, 1999
INTEREST RATE: 6.83% per annum
INTEREST PAYMENT DATES: June 30, September 30, December 31 and March 31
FINAL MATURITY DATE: December 31, 2005
PRINCIPAL PREPAYMENT DATES AND AMOUNTS: $1,500,000 on each of December 31,
                                        2002, December 31, 2003, December 31,
                                        2004 and December 31, 2005


      FOR VALUE RECEIVED, the undersigned, Regis Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to The Prudential Insurance Company of America, or registered assigns, the principal sum of SIX MILLION DOLLARS ($6,000,000) payable in installments on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year--3 0-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and ~) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

      Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of July 25, 1995, as amended (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

      This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.


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      This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of; the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

      Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

      This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the internal law of such State.




Dated:   March 26, 1999                      REGIS CORPORATION



                                            By: /s/ Randy L. Pearce
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                                                  Randy L. Pearce
                                                  Senior Vice President-Finance


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